Exhibit 99.1

NOBLE ANNOUNCES INCREASE IN QUARTERLY DIVIDEND

WARREN, MI – MAY 24, 2006 – Noble International, Ltd. (NASDAQ: NOBL) (“Noble” or the “Company”) announced that its Board of Directors approved an increase in the Company’s quarterly dividend to $0.08 per share. The increased dividend will be paid June 30, 2006 to shareholders of record on June 16, 2006. The higher dividend rate represents an increase of 20% over the previous rate.

Robert J. Skandalaris, Noble’s Chairman, commented on the dividend increase, “The Board’s decision to increase the dividend payout reflects our confidence in Noble’s outlook for continuing growth and our commitment to enhancing shareholder value. We believe that the combination of a higher dividend and the growth of our business should reward shareholders with an attractive return on their investment in Noble. We thank our shareholders for their support and look forward to sharing the results of our future growth with them.”

SAFE HARBOR STATEMENT

Certain statements made by Noble International, Ltd. in this and other periodic oral and written statements, including filings with the Securities and Exchange Commission, may be “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management’s assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all, of the risks include our ability to obtain future sales; our ability to successfully integrate acquisitions; changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors; costs related to legal and administrative matters; our ability to realize cost savings expected to offset price concessions; inefficiencies related to production and product launches that are greater than anticipated; changes in technology and technological risks; increased fuel costs; work stoppages and strikes at our facilities and that of our customers; the presence of downturns in customer markets where the Company’s goods and services are sold; financial and business downturns of our customers or vendors; and other factors, uncertainties, challenges, and risks detailed in Noble’s public filings with the Securities and Exchange Commission. Noble does not intend or undertake any obligation to update any forward-looking statements.

For more information contact:

Greg Salchow

Noble International, Ltd.

(586) 751-5600

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